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                                                                   EXHIBIT 10.16
                        FIREARMS TRAINING SYSTEMS, INC.
                             STOCK OPTION AGREEMENT
                                    SERIES C


     Firearms Training Systems, Inc., a Delaware corporation (the "Company"), hereby grants to William Bratton (the "Optionee") as of September 18, 1996 (the "Option Date"), pursuant to the provisions of the Firearms Training Systems, Inc. Stock Option Plan (the "Plan"), a non-qualified option to purchase from the Company (the "Option") 10,000 shares of its Class A Common Stock, $0.00001 par value ("Stock"), at the price of $5.40 per share upon and subject to the terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings specified in the Plan.

     1.  Option Subject to Acceptance of Agreement.  The Option shall be null
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and void unless the Optionee shall accept this Agreement by executing it in the space provided below and returning such original execution copy to the Company.

     2.  Time and Manner of Exercise of Option.
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     2.1.  Maximum Term of Option.  In no event may the Option be exercised, in
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whole or in part, after the seventh anniversary of the Option Date (the
"Expiration Date").

     2.2.  Exercise of Option.  (a)  Except as otherwise provided in Section 3.4
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below (relating to a change in control of the Company) and Section 3.5 below
(relating to certain restrictions contained in the Credit Agreement, as defined below) the Option shall become exercisable with respect to thirty-three and one-third percent (33-1/3%) of the shares of Stock subject to the Option of the Option Date on the first anniversary of the Option Date, an additional thirty-three and one-third percent (33-1/3%) of the shares of Stock subject to the Option Date on the second anniversary of the Option Date and an additional one-third percent (33-1/3%) of the shares of Stock subject to the Option Date on the third anniversary of the Option Date.

     (b) If the Optionee ceases to be a director of the Company by reason of Disability, the Option shall be exercisable
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only to the extent it is exercisable on the effective date of the Optionee's ceasing to be a director and may thereafter be exercised by the Optionee or the Optionee's Legal Representative until the Expiration Date.

     (c) If the Optionee ceases to be a director of the Company by reason of the Optionee's death, the Option shall be exercisable only to the extent it is exercisable on the date of death and may thereafter be exercised by the Optionee's Legal Representative or Permitted Transferees, as the case may be, until the Expiration Date.

     (d) If the Optionee ceases to be a director of the Company for any reason other than as described in subsection (b) or (c) above, the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee's ceasing to be a director and may thereafter be exercised by the Optionee or the Optionee's Legal Representative until and including the earliest to occur of (i) the date which is 180 days after the effective date of the Optionee's ceasing to be a director and (ii) the Expiration Date. Notwithstanding the foregoing, with respect to an Optionee who has never provided services to the Company as an employee thereof, the Option shall be exercisable with respect to all of the Stock subject to the Option on the Option Date if the Optionee ceases to be a director pursuant to this subsection (d) for any reason other than (i) the Optionee's failure properly to perform his duties as a director of the Company, or (ii) under circumstances which, if the Optionee were an employee of the Company, would constitute termination for Cause (as defined in the Plan).

     2.3.  Method of Exercise.  Subject to the limitations set forth in this
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Agreement, the Option may be exercised by the Optionee (1) by giving written notice to the Company, the form of which is set forth on Exhibit A to this
                                                         ---------
Agreement, specifying the number of whole shares of Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (i) in cash, (ii) by delivery of previously owned whole shares of Stock (which the Optionee has held for at least six months prior to the delivery of such shares or which the Optionee purchased on the open market and in each case for which the Optionee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date of exercise, equal to the aggregate

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purchase price payable pursuant to the Option by reason of such exercise, (iii)
in cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or (iv) a combination of (i), (ii) and (iii), and (2) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (ii) - (iv). Any fraction of a share of Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a share of Stock shall be delivered until the full purchase price therefor has been paid.

     2.4.  Termination of Option.  (a)  In no event may the Option be exercised
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after it terminates as set forth in this Section 2.4.  The Option shall terminate, to the extent not exercised pursuant to Section 2.3 or earlier terminated pursuant to Section 2.2, on the Expiration Date.

     (b) In the event that rights to purchase all or a portion of the shares of Stock subject to the Option expire or are exercised, cancelled or forfeited, the Optionee shall, upon the Company's request, promptly return this Agreement to the Company for full or partial cancellation, as the case may be. Such cancellation shall be effective regardless of whether the Optionee returns this Agreement. If the Optionee continues to have rights to purchase shares of Stock hereunder, the Company shall, within 10 business days of the Optionee's delivery of this Agreement to the Company, either (i) mark this Agreement to indicate the extent to which the Option has expired or been exercised, cancelled or forfeited or (ii) issue to the Optionee a substitute option agreement applicable to such rights, which agreement shall otherwise be substantially similar to this Agreement in form and substance.

     3.  Additional Terms and Conditions of Option.
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     3.1.  Nontransferability of Option.  The Option may not be transferred by
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the Optionee other than (i) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise permitted under Rule 16b-3 under the Exchange Act. Except to the extent permitted by the foregoing sentence, during the Optionee's lifetime the Option is exercisable only by the

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Optionee or the Optionee's Legal Representative.  Except to the extent permitted by the foregoing, the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.

     3.2.  Investment Representation and Restrictions.  The Optionee hereby
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represents and covenants that (a) any share of Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), unless such purchase has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; (c) to the extent required by an agreement between one or more underwriters and the Company in connection with an offering of shares of Stock pursuant to a registration statement under the Securities Act, the Optionee shall not offer, sell, contract to sell or otherwise dispose of any shares of Stock purchased upon exercise of the Option for the period specified in such agreement; (d) to the extent required by the terms of the Credit Agreement (as defined below), (I) this Option and all shares of Stock purchased upon exercise of the Option shall be subject to the terms of the Credit Agreement (as defined below) which may require, among other things, that this Option and such shares be pledged in support of the Obligations (as defined in the Credit Agreement), that the Optionee subordinate amounts owed to him by the Company, if any, to the Obligations, and/or that Centre Partners II, LLC or an affiliate thereof ("Centre") be granted sole voting and investment power with regard to the shares when acquired by the Optionee, and (II) the Optionee shall execute from time to time such pledge agreements, subordination agreements, irrevocable powers of appointment to Centre or other instruments and to cause to be delivered such certificates, opinions or supporting documentation as the Agent (as defined in the Credit Agreement) may require to satisfy the Agent that this Option and the shares are being acquired subject to the provisions of the Credit Agreement; (e)

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if requested by the Company, the Optionee shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of purchase of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to any exercise of the Option, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board or the Committee shall in its sole discretion deem necessary or advisable.

     3.3.  Adjustment.  In the event of any stock split, stock dividend,
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recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than a regular cash dividend, the number and class of securities subject to the Option and the purchase price per security shall be appropriately adjusted by the Committee without an increase in the aggregate purchase price. If any adjustment would result in a fractional security being subject to the Option, the Company shall pay the Optionee, in connection with the first exercise of the Option occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the exercise date over (B) the exercise price of the Option. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

     3.4.  Change in Control.  Notwithstanding any provision in this Agreement,
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in the event of the occurrence of a Change in Control as defined in paragraph
(b)(3) or (4) of Section 3.8 of the Plan in connection with which the holders of Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, all outstanding options shall immediately be exercisable in full and there shall be substituted for each share of Stock available under this Plan, whether or not then subject to an outstanding option, the number and class of shares into which each outstanding share of Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share of each option shall be appropriately adjusted by the Committee, such adjustments to

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be made without an increase in the aggregate purchase price or base price.

     (2) Notwithstanding any provision in this Agreement, in the event of the occurrence of a Change in Control pursuant to paragraph (b)(1) or (2) of Section
3.8 of the Plan, or in the event of the occurrence of a Change in Control pursuant to paragraph (b)(3) or (4) of Section 3.8 of the Plan in connection with which the holders of Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding option shall be surrendered to the Company by the holder thereof, and each such option shall immediately be cancelled by the Company, and the holder shall receive, within 10 business days of the occurrence of a Change in Control pursuant to paragraph (b)(1) or (2) of Section 3.8 of the Plan or within 10 business days of the approval of the stockholders of the Company contemplated by paragraph (b)(3) or (4) of Section 3.8 of the Plan, a cash payment from the Company in an amount equal to the number of shares of Stock then subject to such option, multiplied by the excess, if any, of the Fair Market Value of a share of Stock on the date of occurrence of the Change in Control over (ii) the purchase price per share of Stock subject to the option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

     3.5.  Limitation on Exercisability in the Case of Default Under Credit
           ----------------------------------------------------------------
Agreement.  Notwithstanding any provision of this Agreement to the contrary, to
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the extent required by the terms of the credit agreement dated as of July 31,
1996 among the Company, the Lenders (as defined therein) and NationsBank, N.A. (South) as Swingline Lender, Issuing Bank and Agent (as defined therein) for the Lenders (as amended, supplemented or replaced from time to time, the "Credit Agreement"), this Option shall not be exercisable while an "Event of Default" or a "Default" (within the meaning of such terms as used in the Credit Agreement) shall have occurred and is continuing.

     3.6.  Compliance with Applicable Law.  The Option is subject to the
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condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval

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of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or delivery of shares hereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

     3.7.  Delivery of Certificates.  Upon the exercise of the Option, in whole
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or in part, the Company shall deliver or cause to be delivered one or more certificates representing the number of shares purchased against full payment therefor. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery.

     3.8.  Option Confers No Rights as Stockholder.  The Optionee shall not
           ---------------------------------------
be entitled to any privileges of ownership with respect to shares of Stock subject to the Option unless and until purchased and delivered upon the exercise of the Option, in whole or in part, and the Optionee becomes a stockholder of record with respect to such delivered shares; and the Optionee shall not be considered a stockholder of the Company with respect to any such shares not so purchased and delivered.

     3.9. Option Confers No Rights to Continue to Serve as a Director.  In no
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event shall the granting of the Option or its acceptance by the Optionee give or be deemed to give the Optionee any right to continue to serve, to be elected or reelected to serve or to be nominated to serve as a director of the Company.

     3.10.  Decisions of Board or Committee.  The Board or the Committee shall
            -------------------------------
have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

     3.11.  Company to Reserve Shares.  The Company shall at all times prior to
            -------------------------
the expiration or termination of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Stock, the full number of shares subject to the Option from time to time.

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     3.12.  Agreement Subject to the Plan.  This Agreement is subject to the
            -----------------------------
provisions of the Plan and shall be interpreted in accordance therewith. The Optionee hereby acknowledges receipt of a copy of the Plan.

     4.  Miscellaneous Provisions.
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     4.1.  Designation as Nonqualified Stock Option.  The Option is hereby
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designated as not constituting an "incentive stock option" within meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); this Agreement shall be interpreted and treated consistently with such designation.

     4.2.  Meaning of Certain Terms.  (a)  As used herein, employment by the
           ------------------------
Company shall include employment by an affiliate of the Company. References in this Agreement to sections of the Code shall be deemed to refer to any successor section of the Code or any successor internal revenue law.

     (b) As used herein, the term "Legal Representative" shall include an executor, administrator, legal representative, guardian or similar person and the term "Permitted Transferee" shall include any transferee (i) pursuant to a transfer permitted under Section 3.4 of the Plan and Section 3.1 hereof or (ii) designated pursuant to beneficiary designation procedures approved by the Company.

     4.3.  Successors.  This Agreement shall be binding upon and inure to the
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benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.

     4.4.  Notices.  All notices, requests or other communications provided for
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in this Agreement shall be made, if to the Company, to Firearms Training
Systems, Inc., 7340 McGinnis Ferry Road, Suwanee, Georgia 30174, Attention:
Corporate Secretary, and if to the Optionee, to William Bratton, c/o First Security Consulting, 1285 Avenue of the Americas, 35th Floor, New York, New York 10019. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile with confirmation of receipt, (c) by

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mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

     4.5.  Governing Law.  This Agreement, the Option and all determinations
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made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

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     4.6.  Counterparts.  This Agreement may be executed in two counterparts
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each of which shall be deemed an original and both of which together shall constitute one and the same instrument.


                                        FIREARMS TRAINING SYSTEMS, INC.



                                     By: /s/ Scott Perekslis
                                        -------------------------------
                                        Name: Scott Perekslis
                                        Title: Vice President



Accepted this ____ day of
September, 1996.



   /s/ William Bratton
------------------------------
       Optionee

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